EXHIBIT 99.1
Broadspire Management Services, Inc. and Subsidiary
Consolidated Financial Statements
For the Years Ended December 31, 2005 and 2004

Report of Independent Certified Public Accountants
The Shareholder
Broadspire Management Services, Inc.
We have audited the accompanying consolidated balance sheets of Broadspire Management Services, Inc. and Subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of income and shareholder’s investment, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Broadspire Management Services, Inc. and Subsidiary as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Fort Lauderdale, Florida
April 4, 2006,
except for Note 12,
as to which the date is
October 31, 2006

Broadspire Management Services, Inc. and Subsidiary
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	As of December 31,
	2005	2004
Assets
Cash and cash equivalents	$19,411	$15,080
Accounts receivable, net	25,010	24,954
Accrued service fees	3,542	24,599
Receivable held in trust – current portion	13,673	17,223
Receivable from Platinum	105,330	115,680
Prepaid expenses – current portion	5,319	12,966
Current assets of discontinued operations	19,433	10,911

Total current assets	191,718	221,413

Property and equipment, net	6,224	10,186
Capitalized software development costs, net	6,935	13,444
Receivable held in trust, net of current portion	19,821	31,021
Client funds	70,473	72,791
Prepaid expenses, net of current portion	609	1,207
Intangible assets, net	4,287	5,422
Goodwill	11,796	12,416
Non current assets of discontinued operations	—	11,008

Total assets	$311,863	$378,908

Liabilities
Accounts payable and accrued liabilities	$44,472	$36,917
Claims payable	1,361	7,189
Payable to former owners of acquired businesses	353	31,867
Deferred revenues – current portion	45,477	72,581
Deferred lease obligations – current portion	559	731
Current liabilities of discontinued operations	12,758	3,556

Total current liabilities	104,980	152,841

Deferred revenues, net of current portion	93,886	119,869
Client escrow deposits	69,113	65,688
Deferred lease obligations, net of current portion	3,895	3,660
Non current liabilities of discontinued operations	—	8,851

Total liabilities	271,874	350,909

Excess of fair value over cost	7,175	11,948

Shareholder’s Investment
Common stock, $.01 par value (1,000 shares authorized; 100 shares issued and outstanding)	—	—
Retained earnings	32,814	16,051

Total shareholder’s investment	32,814	16,051

Total liabilities and shareholder’s investment	$311,863	$378,908

See accompanying notes.

Broadspire Management Services, Inc. and Subsidiary
Consolidated Statements of Income and Shareholder’s Investment
(In thousands)

	For the Year Ended
	December 31,
	2005	2004
Revenues:
Revenues before reimbursements	$239,437	$300,019
Expense reimbursements	2,539	2,535

Total revenues	241,976	302,554

Expenses:
Salaries and benefits	159,129	182,597
Consulting and professional fees	30,495	31,321
Occupancy	22,482	27,143
Insurance	4,428	5,115
Sales, general and administrative	6,121	19,334
Management and other services fees to Platinum	11,358	12,561
Depreciation and amortization	12,699	13,337

Total expenses	246,712	291,408

Operating income (loss)	(4,736)	11,146

Other income (expenses):
Interest income	7,451	3,461
Interest expense	(696)	(1,386)
Other, net	362	(374)

Total other income	7,117	1,701

Income from continuing operations before income taxes	2,381	12,847
State income taxes	113	26

Income from continuing operations	2,268	12,821
Income (loss) from discontinued operations	2,301	(3,002)
Gain on sale of discontinued operations	12,194	—

Net income	16,763	9,819

Shareholder’s Investment – beginning of year	16,051	6,232

Shareholder’s Investment – end of year	$32,814	$16,051

See accompanying notes.

Broadspire Management Services, Inc. and Subsidiary
Consolidated Statements of Cash Flows
(In thousands)

	For the Year Ended December 31,
	2005	2004
Cash flows from operating activities
Income from continuing operations	$2,268	$12,821
Adjustments to reconcile income from continuing operations to net cash used in operating activities:
Depreciation and amortization	12,699	13,337
Provision for doubtful accounts	66	5,468
Accrued interest income from Platinum	(3,650)	(680)
Changes in assets and liabilities, net of assets acquired, liabilities assumed, assets sold, and liabilities extinguished:
Accounts receivable	(169)	(493)
Accrued service fees	21,470	15,718
Prepaid expenses	8,245	4,556
Client funds	2,318	(27,860)
Accounts payable and accrued liabilities	6,039	335
Claims payable	(5,828)	1,071
Payable to former owners	(8,498)	146
Deferred revenues	(52,456)	(90,658)
Client escrow deposits	440	25,607
Deferred lease obligations	429	906

Net cash used in operating activities — continuing operations	(16,627)	(39,726)
Net cash provided by operating activities of discontinued operations	3,307	2,710

Net cash used in operating activities	(13,320)	(37,016)

Cash flows from investing activities
Net cash received for net liabilities assumed	17,225	32,466
Proceeds from sale of discontinued operations	14,114	—
Adjustment to purchase price paid to former owner	(24,345)	(36,788)
Issuance of notes receivable to Platinum	(13,000)	(131,000)
Repayment of notes receivable by Platinum	—	50,000
Short-term advances to Platinum	(34,000)	(186,100)
Repayment of short-term advances by Platinum	61,000	152,100
Capital expenditures	(1,082)	(3,648)

Net cash provided by (used in) investing activities — continuing operations	19,912	(122,970)
Net cash used in investing activities — discontinued operations	(1,895)	(5,227)

Net cash provided by (used in) investing activities	18,017	(128,197)

Cash flows from financing activities — continuing operations
Repayment of capital lease obligations	(366)	(331)

Net cash used in financing activities	(366)	(331)

Net increases (decrease) in cash and cash equivalents	4,331	(165,544)
Cash and cash equivalents – beginning of year	15,080	180,624

Cash and cash equivalents – end of year	$19,411	$15,080

Noncash investing and financing activities — continuing operations
Property and equipment acquired under capital lease obligations	$68	$879

Accrued contingent purchase consideration	$509	$3,311

Broadspire Management Services, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
1. Organization and Basis of Presentation
Organization
Broadspire Management Services, Inc. (the Company) was a wholly-owned subsidiary of Platinum Equity, LLC (Platinum) until October 31, 2006 (see note 12). The Company is an independent provider of claim administration, medical management, and integrated absence management services to insurance companies and corporate entities throughout the United States and Canada. Services that are provided include workers’ compensation claim administration, property and casualty claim administration, claim investigation, medical bill review, utilization management, short and long-term disability claims management, as well as Family Medical Leave Act (FMLA) administration.
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), and include the results of operations of acquired businesses from the respective dates of acquisition. The accompanying consolidated financial statements include the accounts of the Company and its subsidiary after elimination of all significant inter-company transactions and balances.
2. Summary of Significant Accounting Policies
Management’s Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. Summary of Significant Accounting Policies (continued)
Fair Value of Financial Instruments
The fair value of financial instruments classified as cash and cash equivalents, trade and other receivables, accounts payable, and accrued expenses approximate carrying value due to the short-term nature of these financial instruments.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash on hand and marketable securities with original maturities of three months or less which are primarily held by one financial institution.
Property and Equipment
Property and equipment is recorded at cost and carried at cost less accumulated depreciation and amortization. Expenditures that substantially increase the useful lives of existing assets are capitalized. Routine maintenance and repairs are charged to operations as incurred. Depreciation and amortization are computed by the straight-line method using the estimated useful lives of the assets. The components and estimated useful lives of property and equipment for continuing operations at December 31 were as follows:

		2005	2004
		(In 000’s)
Furniture and fixtures	5 years	$3,899	$3,704
Data processing equipment	3 years	10,800	10,586
Equipment under capital leases	Lesser of lease term or asset life	578	879
Leasehold improvements	Lesser of lease term or asset life	1,303	1,182

		16,580	16,351
Less accumulated depreciation and amortization		(10,356)	(6,165)

Property and equipment, net		$6,224	$10,186

Property and equipment depreciation and amortization expense for continuing operations for the years ended December 31, 2005 and 2004 was $4,837,000 and $4,727,000, respectively.

2. Summary of Significant Accounting Policies (continued)
Capitalized Software Development Costs
Capitalized software development costs include costs related to internally developed or purchased software for internal use that are capitalized and amortized on a straight-line basis over periods ranging from 3-5 years. For the years ended December 31, 2005 and 2004, the Company capitalized approximately $320,000 and $690,000, respectively related to capitalized software projects for continuing operations. Amortization expense for continuing operations was $6,727,000 and $7,707,000 in 2005 and 2004, respectively. Accumulated amortization at December 31, 2005 and 2004 for continuing operations was $17,606,000 and $10,778,000, respectively. Subsequent to December 31, 2005, future amortization of capitalized software development costs is estimated to be as follows:

Amounts
(In 000’s)
Year:
2006	$4,516
2007	1,226
2008	745
2009	345
2010	103
Impairment of Long-Lived Assets
The Company regularly evaluates whether events and changes in circumstances have occurred which indicate that the carrying amounts of long-lived assets (primarily property and equipment, capitalized software development costs and finite lived intangible assets) may warrant revision or may not be recoverable. When factors indicate that such assets should be evaluated for possible impairment, the Company performs an impairment test in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. In the opinion of the Company, no long-lived assets are impaired as of December 31, 2005 and 2004.

2. Summary of Significant Accounting Policies (continued)
Intangible Assets
Intangible assets arose in connection with the acquisition of RSKCo/CL (See Note 3), and were valued based on an independent appraisal. The components and estimated useful lives of the finite lived intangible assets at December 31 are as follows:

		2005	2004
		(In 000’s)
Customer list	10 years	$5,200	$5,200
Non-compete agreement	4 years	400	400
Non-solicitation agreement	2 years	280	280
Trademarks	6 months	445	445

		6,325	6,325
Less accumulated amortization		(2,038)	(903)

Intangible assets, net		$4,287	$5,422

Customer list is being amortized over the pattern of expected economic benefit for a period of 10 years. Other intangibles are amortized on a straight-line basis over their estimated useful lives. Amortization expense for the years ended December 31, 2005 and 2004 was $1,135,000 and $903,000, respectively.
Future amortization of intangible assets will be as follows:

Amounts
(In 000’s)
Year:
2006	$1,123
2007	856
2008	602
2009	454
2010	361
Thereafter through 2015	891

2. Summary of Significant Accounting Policies (continued)
Revenue Recognition
The Company’s revenues are comprised of casualty claim administration service fees, long-term and short-term disability claim administration service fees, field and telephonic case management fees, utilization review fees, medical bill review fees, consulting service fees for risk and safety, and expense reimbursements for certain out-of-pocket costs incurred in administering claims. All services except casualty and long-term disability claim administration service fees are billed based on services already rendered and are therefore currently earned. Billings for casualty and long-term disability claim administration service fees are subject to deferral.
For casualty claim service arrangements where services are provided for the length of the contract (typically one- or two-year basis), the Company is paid one fee for the initial term of the contract and an additional fee is received on each anniversary date that the claim remains open. Claim service fees for life of contract arrangements are recognized as revenue on a straight-line basis over the term of the contract.
For casualty claim service arrangements where the services are provided for the life of the claim, the Company is generally paid one fee for the life of the claim, regardless of the ultimate duration of the claim. The claim service contracts generally allow for monthly or quarterly billings based on estimated claim counts with annual adjustment billings based on actual claim counts beginning six months after the initial contract period. Claim service fees for life of claim arrangements are recognized as revenue based on the pattern of expected servicing activity over the estimated life of the outstanding claims. This pattern is primarily based on an historical evaluation of actual claim closing rates by major lines of business and revenue recognition is adjusted for material changes on a periodic basis.
For long-term disability claim service arrangements, the Company is generally paid one fee for the life of the claim based on a percentage of the insurance premium collected by the Company’s customers. Claim service fees for long-term disability claim arrangements are recognized as revenue based on the pattern of expected servicing activity over the estimated life of the outstanding claims.

2. Summary of Significant Accounting Policies (continued)
Allowance for Doubtful Accounts
The Company maintains an allowance for doubtful accounts relating to accounts receivable for service fees and the inability of clients to make required payments within contractual terms. The Company does not obtain collateral from its clients for service fees. The Company reviews each billed service fee receivable to provide an allowance for balances estimated to be uncollectible. These allowances are estimated by considering any known collection issues, the general credit worthiness of clients, and a general reserve on balances not considered in the specific reserves allowances. With the exception of amounts due from LMC (See Note 8), the Company’s receivables are spread over the customer base and there are no material concentrations of credit risk. Allowance for doubtful accounts at December 31, 2005 and 2004 for continuing operations was $2,114,000 and $7,569,000, respectively.
Income Taxes
As the sole owner of the Company, Platinum elected to treat the Company as a subchapter S Corporation for federal income tax purposes. The Company also elected to treat its subsidiary, Broadspire Services, Inc. and all of Broadspire Services, Inc.’s subsidiaries, as qualified subchapter S subsidiaries (QSSS). A QSSS is treated as “disregarded” for federal and most state income tax purposes and, as a result, is not liable for federal and most state income taxes. Therefore, the Company’s taxable income is included in the income tax returns of its shareholder. Some states either do not follow the federal treatment of S Corporations, or do not recognize the disregarded entity status of a QSSS. In those states, the Company will continue to be subject to entity-level taxes. Furthermore, there are certain states that assess a minimum tax or a tax based on gross receipts. Accordingly, for these various states, the Company accounts for income taxes in accordance with the liability method prescribed by SFAS No. 109, “Accounting for Income Taxes”.

2. Summary of Significant Accounting Policies (continued)
Unfavorable Lease Obligation
In connection with the July 22, 2003 purchase of NATLSCO, Inc. (see Note 3), the Company assumed an obligation under a 10-year operating lease for an aircraft. Based on the Company’s evaluation of market conditions as of that date, the fair market value of the asset, and other factors, the Company determined that the remaining lease payments under the lease were in excess of the estimated current market for leasing this type of asset. As a result, the Company recorded the present value of the difference between the remaining lease payments and the estimated lease payments in the current market as an unfavorable lease obligation, which is included in deferred lease obligations in the accompanying consolidated balance sheet, and is being amortized over the remaining term of the lease through July 2011 (see Note 10).
Deferred Lease Obligations
The Company recognizes rent expense on the straight-line basis. Actual rent is paid in accordance with the lease terms. As certain of the leases include scheduled rent increases over the lives of the leases, actual rent paid may be different than rent expense recognized on the straight-line basis. The cumulative amount of these differences is included in deferred lease obligations in the accompanying consolidated balance sheet.
Business Acquisitions
In accordance with SFAS No. 141, “Business Combinations”, the Company has allocated the net consideration received or paid to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition.
Property and equipment, and capitalized software development costs were determined primarily under the cost approach, based on the estimated cost of reproducing or replacing the assets. Estimated replacement cost is determined as the cost of a new similar asset, less estimated accumulated depreciation, based on, among other factors, the age and condition of the asset. The cost of a new similar asset was derived from several sources, including vendor quotations, published market prices, and the previous owners’ historical carrying value.

2. Summary of Significant Accounting Policies (continued)
Deferred revenues related to claim service fees represent a legal performance obligation of the Company, and thus meet the liability recognition criteria of EITF Issue No. 01-3, “Accounting in a Purchase Business Combination for Deferred Revenue of an Acquiree”. The Company has determined the fair value of deferred revenues at the acquisition date based on historical and projected claims data, including the number of claims outstanding, estimated future claims closing rates, and estimated future costs to service these claims.
All other assets acquired and liabilities assumed were recorded at historical carrying value, which management believes to approximate fair value.
Advertising Costs
Advertising costs are expensed in the period in which the costs are incurred. Advertising expenses were $730,000 and $848,000 in 2005 and 2004, respectively, and are included in sales, general and administrative expenses in the accompanying consolidated statement of income and shareholder’s investment.
Accounting Pronouncements
In December 2004, the FASB issued SFAS No. 123 (Revised 2004), “Share-Based Payment,” that requires Companies to expense costs related to share-based payment transactions with employees. With limited exceptions, SFAS No. 123(R) requires that the fair value of share-based payments to employees be expensed over the period service is received. SFAS No. 123(R) is effective for nonpublic entities in fiscal years beginning after December 15, 2005. Upon adoption, two transition methods are available. Under the modified-prospective method, companies will be required to apply the provisions of SFAS No. 123(R) to all share-based payments that are granted, modified or settled after the date of adoption. Under the modified-retrospective transition method, companies may restate prior periods by recognizing compensation cost in the amounts previously reported in the pro-forma footnote disclosures required by SFAS No. 123. New awards and unvested awards will be accounted for in the same manner as the modified-prospective method. The adoption of SFAS No. 123(R) will not have a material effect on the Company’s consolidated financial statements.

2. Summary of Significant Accounting Policies (continued)
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a Replacement of APB Opinion No. 20 and FASB Statement No. 3”. The Statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 requires that a change in method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle. Opinion 20 previously required that such a change be reported as a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company presently has no plans to adopt a voluntary change in accounting principle, and is not aware of any errors in the financial statements that would require correction; therefore, management believes that the adoption of SFAS No. 154 in 2006 will not have an effect on the Company’s consolidated financial statements.
3. Business Acquisitions and Disposals
On July 22, 2003, the Company purchased 100% of the issued and outstanding stock of NATLSCO, Inc., formerly a wholly-owned subsidiary of Lumbermens Mutual Casualty Company (LMC). This transaction was accounted for as a purchase and the results of operations of the business since the date of acquisition are included in the accompanying consolidated financial statements.
The purchase price, as defined, is contingent on the Company’s results of operations in the future, and will be determined over the period of January 1, 2004 through December 31, 2007. Based on the terms of the contract, the range of the contingent purchase price is between $0 and $145,000,000. Platinum has guaranteed payment of contingent purchase price obligations, if any. The contingent purchase price for 2004 of $2,852,000 was paid in 2005 and the contingent purchase price related to the sale of the risk and safety services business of $509,000 was paid in

3. Business Acquisitions and Disposals (continued)
2006. In November 2005, LMC provided a disagreement notice to Platinum formally notifying them that they are seeking to resolve the Company’s alleged breach of certain earnout reporting and payment obligations. In February 2006, Platinum and LMC engaged an independent third party as arbitrator to this dispute. The disagreement notice does not outline a specific amount being disputed.
The purchase agreement with LMC estimated the net working capital, the required cash amount, and the cash and cash equivalents on the date of acquisition. The agreement provided for LMC to prepare a final statement of the net working capital, the required cash amount, and the cash and cash equivalents to be agreed to by Platinum and LMC. Such statement was prepared by LMC in January 2004. In April 2004, Platinum provided a disagreement notice to LMC formally notifying them that they disagreed with the final statement of net working capital, the required cash amount, and cash and cash equivalents. In January 2005, Platinum and LMC engaged an independent third party as arbitrator to this dispute. In June 2005, the arbitrator issued a determination resulting in a settlement of $21,493,000 plus interest due to LMC.
As part of the settlement, the Company recorded accrued service fees of $3,844,000 due from LMC. The remainder of the settlement in the amount of $17,649,000 was recorded as a reduction in excess of fair value over cost. At December 31, 2004, the total settlement of $21,493,000 and interest of $1,019,000 were included in the payable to former owners in the accompanying consolidated balance sheet. These amounts plus additional interest for 2005 of $351,000 were paid during 2005. In July 2005, LMC protested the netting of the settlement with the accrued service fees and notified Broadspire that it would withhold all future payments until the full amount withheld from the settlement was recovered. In October 2005, Broadspire filed an arbitration demand seeking payment of the accrued service fees. The arbitration hearing is scheduled for April 2006.

3. Business Acquisitions and Disposals (continued)
The assets acquired and liabilities assumed as of July 22, 2003 were recorded at their estimated fair values (adjusted for the settlement described above) as follows:

Amounts
(In 000’s)
Net cash received for net liabilities assumed	$226,615
Client funds	39,413
Receivable held in trust	56,764
Accrued service fees	38,842
Prepaid expenses and other current assets	261
Property and equipment, net	14,188
Capitalized software development costs, net	24,737

Total assets	400,820

Accounts payable and accrued liabilities	18,947
Claims payable	1,210
Payable to former owner	58,281
Deferred revenues	279,188
Unfavorable lease obligation	2,680
Client escrow deposits	31,019

Total liabilities	391,325

Excess of fair value over cost	$9,495

3. Business Acquisitions and Disposals (continued)
On March 15, 2004, the Company acquired the United States third party administrator (TPA) assets of Cunningham Lindsey Claims Management, Inc., and RSKCo Services, Inc. (collectively referred to as “RSKCo/CL”) from its parent company, Lindsey Morden Group Inc. This transaction was accounted for as a purchase and the results of operations of the business since the date of acquisition are included in the accompanying consolidated financial statements. Direct costs incurred in connection with completing the acquisition of approximately $470,000 have been included as a component of the cost of the acquired business. The assets acquired and liabilities assumed as of March 15, 2004 were recorded at their estimated fair values:

Amounts
(In 000’s)
Net cash received for net liabilities assumed	$23,946
Client funds	32,085
Accounts receivable	4,264
Prepaid expenses and other current assets	503
Property and equipment, net	768
Capitalized software development costs, net	246
Intangible assets	6,325

Total assets	68,137

Accounts payable and accrued liabilities	5,098
Deferred revenues	43,370
Client escrow deposits	32,085

Total liabilities	80,553

Goodwill	$12,416

The Purchase Agreement with RSKCo/CL entitled the Company to establish new custodial accounts for client escrow deposits transferred from RSKCo/CL. The cash held in escrow that was transferred to the Company did not equal the obligation by client. In September 2005 RSKCo/CL filed a petition and application for temporary injunction against the Company seeking the return of approximately $2.4 million of client escrow deposits. The Company believes that the return of any funds will be a reduction of the client escrow deposit liability and will have no effect on operating results.

3. Business Acquisitions and Disposals (continued)
On May 3, 2004, the Company acquired the assets of Workability, the absence management division of Assurant Employee Benefits, a business of Assurant, from CORE, INC. This transaction was accounted for as a purchase and the results of operations of the business since the date of acquisition are included in the accompanying consolidated financial statements.
The purchase price, as defined, is contingent on the Company’s results of operations from May 1, 2004 through May 1, 2007. Based on the terms of the contract, the range of the contingent purchase price is between $0 and $1,500,000. The 2004 contingent purchase price of $459,000 is included in the payable to former owners in the accompanying consolidated balance sheet as of December 31, 2004. This amount was paid in 2005.
In accordance with SFAS No. 141, “Business Combinations”, the Company valued at the acquisition date all assets acquired and liabilities assumed at fair value. Direct costs incurred in connection with completing the acquisition of approximately $307,000 were included as a component of the cost of the acquired business. The total excess of fair value over cost exceeded the maximum contingent consideration of $1,500,000 by $5,730,000, and was allocated to reduce the fair value of capitalized software development costs.
The assets acquired and liabilities assumed as of May 3, 2004 were initially recorded at their estimated fair values as follows:

Amounts
(In 000’s)
Net cash paid for net liabilities assumed	$(3,430)
Accounts receivable	1,411
Prepaid expenses and other current assets	107
Property and equipment, net	657
Capitalized software development costs, net	4,022

Total assets	2,767

Accounts payable and accrued liabilities (See Note 9)	831
Deferred revenues	436

Total liabilities	1,267

Excess of fair value over cost	$1,500

3. Business Acquisitions and Disposals (continued)
On December 8, 2005, the Company entered into a purchase and sale agreement with Bureau Veritas S.A. and U.S. Laboratories, Inc. to sell the loss control, laboratory testing and risk and safety services business (services conducted under the NATLSCO Risk and Safety trade name). The sale closed on December 30, 2005 for $14,025,000 in cash plus $2,475,000 in escrow less certain direct costs incurred in conjunction with completing the sale and an estimated net working capital adjustment, resulting in a pre-tax gain of $12,194,000. This gain is reported below the operating income line.
The following results from the risk and safety services business have been presented as income (loss) from discontinued operations in the accompanying consolidated statements of income:

	2005	2004
	(In 000’s)
Revenue	$15,564	$14,232
Salaries and benefits	7,665	7,533
Consulting and professional fees	1,953	1,768
Occupancy	924	1,011
Insurance	205	393
Sales, general and administrative	2,927	5,754
Depreciation and amortization	454	412

Income (loss) from discontinued operations	$1,436	$(2,639)

The following represents the assets and liabilities as of December 31, 2004 that are aggregated as assets of discontinued operations and liabilities of discontinued operations in the accompanying consolidated balance sheet:

Accounts receivable, net	$2,772
Accrued receivables	1,147
Prepaid	41
Property and equipment, net	890

Assets of discontinued operations	$4,850

Accounts payable and accrued expenses	$708

Liabilities of discontinued operations	$708

4. Goodwill and Excess of Fair Value over Cost
In connection with the purchase of NATLSCO, Inc. and Workability, the Company recognized the lesser of the excess of fair value over cost and the maximum amount of contingent consideration as a liability and will carry such liability until the contingent consideration payable to the sellers is resolved. A summary of changes in the Company’s excess of fair value over cost balance is as follows:

Amounts
(In 000’s)
Balance at December 31, 2003	$31,408
LMC working capital settlement (see Note 3)	(17,649)
Workability purchase	1,500
2004 contingent purchase price	(3,311)

Excess of fair value over cost at December 31, 2004	11,948
Adjustments to working capital settlement (see Note 3)	(4,264)
2005 contingent purchase price	(509)

Excess of fair value over cost at December 31, 2005	$7,175

In connection with the purchase of RSKCo/CL, the Company recognized the excess purchase price over the fair value as finite-lived identifiable intangible assets and goodwill. Based on relative enterprise fair value, five percent of this goodwill totaling $620,000 was allocated to the risk and safety services business sold during 2005.
For the purpose of performing the required annual impairment review of goodwill in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, the Company has aggregated the RSKCo/CL, Workability and NATLSCO, Inc. component units as one reporting unit since the individual component units have similar economic characteristics. On December 31, 2005 and 2004, the Company performed its annual goodwill impairment test and determined that no impairment existed.

5. Prepaid Expenses
A summary of prepaid expenses at December 31 is as follows:

	2005	2004
	(In 000’s)
Management and other service fees (see Note 10)	$634	$7,968
Insurance (see Note 10)	1,750	2,342
Software licenses	1,068	684
Rent	943	1,381
Deposits and other prepaids	1,533	1,798

	5,928	14,173

Less noncurrent management and other service fees (see Note 10)	—	(634)
Less noncurrent deposits	(609)	(573)

Prepaid expenses – current portion	$5,319	$12,966

6. Employee Benefit Plans
The Company’s employees participate in a qualified defined contribution plan sponsored by Platinum that provides for employer matching and performance contributions for its employees. The plan covers eligible employees of the Company who have completed three consecutive months of service as employees and are age 21 or older. The plan is a defined contribution plan that allows participants to contribute up to 19% of their annual pretax compensation to the plan. Total savings plan expenses for the years ended December 31, 2005 and 2004 for continuing operations were $2,483,000 and $4,389,000, respectively.
Effective November 1, 2003, the Company established the Broadspire Management Services, Inc. 2003 Participation Plan (the Plan) to provide incentive compensation to key employees. Such incentive compensation is based upon the award of Performance Units, the value of which is related to the appreciation in value of the Company and is payable to participants (based on the number of Mature Performance Units) upon the occurrence of certain Qualifying Events, defined as a sale of the Company or the consummation of an initial public offering. The Plan provides for issuance of up to 12.5 million Performance Units. Approximately 10.4 million and 12.4 million Performance Units were issued and outstanding as of December 31, 2005 and 2004, respectively. Performance Units outstanding mature ratably over periods ranging from 2 to 4 years. In the

6. Employee Benefit Plans (continued)
event that a Qualifying Event has not occurred within either 5 years of the original award date, or prior to the participant’s 62nd birthday, the participant, for a 60-day period, can redeem a portion (ranging between 25% and 50%) of their Performance Units for the then current value as determined by the Company’s Compensation Committee in its sole discretion. The Company is accounting for Performance Units granted as individual deferred compensation contracts that fall under the scope of Accounting Principles Board Opinion No. 12. No compensation expense has been recorded with respect to the Plan during the years ended December 31, 2005 and 2004.
7. Leases
The Company rents office facilities, equipment, fleet vehicles and an aircraft under various operating and capital lease agreements expiring between 2005 and 2021. The agreements require fixed rental payments and include scheduled rent increases over the terms of the leases. Certain agreements provide for renewal and purchase options at fair value. Capital lease obligations are included in deferred lease obligations in the accompanying consolidated balance sheet.
At December 31, 2005, future minimum lease payments with initial or remaining lease terms in excess of one year are as follows:

	Capital	Operating
	(In 000’s)
Year:
2006	$220	$16,195
2007	7	14,349
2008	1	12,719
2009	—	9,234
2010	—	6,744
Thereafter through 2021	—	49,127

Total minimum lease payments	228	$108,368

Less interest portion of payments	9

Present value of future minimum lease payments	$219

Rent expense for operating leases was approximately $14,848,000 and $16,061,000 for continuing operations during the years ended December 31, 2005 and 2004, respectively.

7. Leases (continued)
The portion of rent expense where the Company has subleased the property from former owners includes:

	2005	2004
	(In 000’s)
LMC	$2,409	$5,643
Cunningham Lindsey	246	1,378
CORE, INC.	280	385

	$2,935	$7,406

Certain lessors have required letters of credit as collateral for leases. The aggregate amount of such letters of credit is $5,706,000 and $3,153,000 at December 31, 2005 and 2004, respectively. Platinum had guaranteed the lease obligation on the headquarters buildings in Plantation, Florida through August 2005, when the Company signed a new lease agreement and entered into a letter of credit agreement for $2,500,000 in favor of the building’s lessor as security deposit. Additionally, LMC was the guarantor on the operating lease related to the aircraft. In November 2004, LMC was released from the guarantee after the Company entered into a letter of credit arrangement for $2,500,000 in favor of the aircraft’s lessor.
8. Commitments and Contingencies
Client Funds and Client Escrow Deposits
The Company maintains funds in trust to administer claims for certain clients. Upon receipt of these funds, client funds are recorded as an asset and client escrow deposits are recorded as a liability. As the funds are used to pay claims, the client is billed to replenish the funds back to the required escrow deposit amount. These funds are refundable to the client upon termination of the service contract and, as such, are not available for the Company’s general operating activities.
Litigation, Claims and Assessments
In the ordinary course of business, the Company is involved in various legal actions for which it establishes liabilities where appropriate. In the opinion of the Company’s management, based upon the advice of legal counsel, the resolution of such litigation is not expected to have a material adverse effect on the Company’s consolidated financial statements.

8. Commitments and Contingencies (continued)
In the normal course of the claims administration service business, the Company is named as a defendant in suits by insureds or claimants contesting decisions made by the Company or the Company’s clients with respect to the settlement of claims. Additionally, the Company’s clients have brought actions for indemnification on the basis of alleged negligence on the Company’s part, the Company’s agents, and the Company’s employees in rendering service to clients. The majority of these claims are of the type covered by insurance the Company maintains; however, the Company is self-insured for the deductibles under various types of insurance coverage. The errors and omissions deductible is $5,000,000 per occurrence. Reserves in the amount of $2,149,000 and $1,894,000 are included in accounts payable and accrued liabilities in the accompanying consolidated balance sheet at December 31, 2005 and 2004, respectively. In management’s opinion, adequate reserves have been provided for such self-insured risks.
Additionally, in the normal course of the claims administration service business, the Company is required to reimburse certain clients for penalties assessed by various states primarily related to delays in payment of claims. For certain types of assessments, penalties will continue to be assessed until the claim is closed. Reserves in the amount of $896,000 and $934,000 are included in accounts payable and accrued liabilities in the accompanying consolidated balance sheet at December 31, 2005 and 2004, respectively. In management’s opinion, adequate reserves have been provided for penalties that will continue to be assessed until those claims are closed.
Purchase Commitments
At December 31, 2005, the Company has purchase commitments of approximately $13,409,000 related to software and equipment maintenance contracts, of which $6,883,000 relates to 2006 and the remaining $6,526,000 relates to years 2007 through 2008.

8. Commitments and Contingencies (continued)
Relationship with Former Owner
As a result of downgrades of LMC’s financial strength rating by the rating agencies, and other factors, LMC decided to divest its interest in the operations of NATLSCO, Inc., which resulted in the sale to Platinum on July 22, 2003. The Company has assumed obligations to service and administer a population of claims outstanding at the acquisition date. Liquidity to support those casualty claims operations for the foreseeable future was provided by cash infused by LMC at the acquisition date, and the receivable held in trust, which has and will continue to be distributed to the Company in accordance with a Trust Agreement over the period from August 2004 through August 2012. In accordance with the Trust Agreement, the Company received distributions of $17,225,000 and $8,520,000 during the years ended December 31, 2005, and 2004, respectively. These distributions are included in the net cash received for net liabilities assumed in the accompanying consolidated statement of cash flows, with the exception of $3,430,000 which is included in Net Cash Used in Investing Activities from Discontinued Operations for the year ended December 31, 2004. The Company believes that the funds that have been and will be obtained from LMC are sufficient to at least cover the actual costs that the Company will incur over the next several years to service and administer this population of claims through closure.
A significant portion of the Company’s claim management and case management revenue is from LMC. Revenues from LMC during the years ended December 31, 2005 and 2004 were $24,100,000 and $51,731,000, respectively from continuing operations. Amounts receivable from LMC included in accounts receivable in the accompanying consolidated balance sheet were $6,146,000 and $4,772,000 at December 31, 2005, and 2004, respectively.
There is a significant amount of ancillary revenue related to LMC insured clients that would be at risk in the event of insolvency of LMC. However, in March 2004, LMC filed a run-off plan with the Illinois Department of Insurance. The three-year plan presents initiatives designed to help LMC meet its goal of settling valid policyholder claims in a timely manner while maximizing the value of LMC’s assets in order to enhance its ability to meet its obligations to other constituencies. The plan contains financial models that project positive surplus and liquidity through 2006, the last year addressed in the plan. This plan was approved in June 2004 by the Illinois Department of Insurance.
Statutory surplus reflected in LMC’s audited financial statements as of December 31, 2005 and 2004 was $168 million and $62 million, respectively.

9. Restructuring Liability
The Company committed to a restructuring plan in 2005 and 2004 due to acquisition synergies and capacity reduction initiatives that resulted in the elimination of 218 and 449 staff positions in each respective year. Severance payments are generally paid over time and the Company anticipates paying all severance accrued during the following year. A portion of the positions eliminated were part of the Workability and RSKCo/CL purchases and were accrued in the respective opening balance sheets for these acquisitions.
The following table presents the detail of expenses included in salaries and benefits in the accompanying consolidated statements of income and shareholder’s investment, and the liability included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets:

	2005	2004
	(In 000’s)
Beginning balance	$2,014	$1,475
Workability and RSKCo/CL purchases	—	1,946
Capacity reduction initiatives expensed	3,045	5,276
Less payments made	(3,885)	(6,683)

Ending balance	$1,174	$2,014

10. Related Party Transactions
During 2004 and 2005, the Company made short-term investments in the form of notes with Platinum. These uncollateralized notes are due and payable on demand. The interest rate on all notes outstanding is 4% and interest is payable upon payment of the principal. Other notes totaling $50,000,000 were issued and repaid in 2004, including interest of $254,000.
The Company also makes short-term non-interest bearing advances to Platinum for periods ranging from 3 to 6 days. An outstanding short-term advance in the amount of $34,000,000 at December 31, 2004 was repaid by Platinum on January 3, 2005. An outstanding short-term advance in the amount of $7,000,000 at December 31, 2005 was subsequently repaid on January 3, 2006.

10. Related Party Transactions (continued)
A summary of receivable from Platinum Equity, LLC at December 31 is as follows:

	2005	2004
	(In 000’s)
Notes	$94,000	$81,000
Accrued interest	4,330	680
Short-term advances	7,000	34,000

	$105,330	$115,680

Platinum provided financial, management, and strategic services to the Company. Platinum also consolidated the purchase of insurance and employee benefits for its subsidiaries. Additionally, Platinum incurred other expenses on behalf of the Company and has been reimbursed for these charges.
These charges are recorded in the accompanying consolidated statement of income and shareholders’ investment as follows:

	2005	2004
	(In 000’s)
Salaries and benefits	$22,163	$24,034
Management and other service fees	11,358	12,561
Sales, general and administrative	1,570	1,670
Insurance	5,596	4,341

	$40,687	$42,606

The Company made payments of $1,237,000 in 2005 and 2004 related to an aircraft operating lease. Such payments, net of amortization of an unfavorable lease obligation, resulted in net expense of $875,000 and $860,000 in 2005 and 2004, respectively, which are included in sales, general and administrative expenses in the Company’s financial statements. The aircraft is used exclusively by Platinum and its related entities, other than the Company.

10. Related Party Transactions (continued)
Additionally, the Company prepaid insurance and management and other service fees for 2005 and 2006, which are included, as applicable, in prepaid expenses in the accompanying consolidated balance sheets (see Note 5). Amounts payable to Platinum of $2,422,000 at December 31, 2004 for contributions to a Platinum sponsored employee benefit plan (see Note 6) and $116,000 and $233,000 at December 31, 2005 and 2004, respectively, for other expenses incurred on behalf of the Company are included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.
11. Transactions with Former Owners
Under a Transition Services Agreement, the Company paid transition services fees to LMC for various administrative services such as information technology, telecommunications, certain finance functions and rent, as well as for certain payroll and employee benefit costs during the transition period. The transition services period is defined as July 23, 2003 through March 23, 2004 for all finance functions, rent, and payroll and employee benefit costs. The transition services period is defined as July 23, 2003 through January 23, 2005 (or longer with mutual agreement) for information technology and telecommunications. The Company also utilized certain services into 2005. The charges for these services totaled approximately $2,193,000 and $6,916,000 for the years ended December 31, 2005 and 2004, respectively.
Under a Transition Services Agreement, the Company paid transition services fees to Cunningham Lindsey U.S., Inc. for various administrative services such as information technology, telecommunications, certain finance functions and rent, as well as for certain payroll and employee benefit costs during the transition period. The transition services period ranged from 2 to 6 months (or longer with mutual agreement) based on service type. The Company continued to utilize certain services during 2005. The charges for these services totaled approximately $985,000 and $8,355,000 for the years ended December 31, 2005 and 2004, respectively.
Under a Transition Services Agreement, the Company paid transition services fees to CORE, INC. for various administrative services such as information technology, telecommunications, certain finance functions and rent, as well as for certain payroll and employee benefit costs during the transition period. The transition services period is defined as 90 days (or longer with mutual agreement). The Company utilized certain services during 2005. The charges for these services totaled approximately $280,000 and $1,275,000 for the years ended December 31, 2005 and 2004, respectively, and all of these charges are reported within Income (Loss) From Discontinued Operations in the accompanying consolidated statements of income.

11. Transactions with Former Owners (continued)
LMC paid transition services fees to the Company for information technology, certain finance functions, and TPA oversight services during the transition services period. Income for these services totaled approximately $0 and $273,000 for the years ended December 31, 2005 and 2004, respectively, and is included in other, net in the accompanying consolidated statement of income and shareholder’s investment.
The payable to former owners in the accompanying consolidated balance sheet, with the exception of the $17,469,000 settlement amount as of December 31, 2004 (described in Note 3), which bears interest at 4%, is non-interest bearing. It is due on demand and arose in connection with the Transition Services Agreements and the net effect of other cash transactions between the parties.
After the sale of the risk and safety services business in December 2005, the Company entered into a Transition Services Agreement with NRS Acquisition Corp. (assignee of the rights of the buyer, US Laboratories, Inc.) to provide various administrative services. These services include finance, reporting, payroll, information technology and rent. The length of the transition services period depends on the type of service provided, and ranges from two to six months (or until earlier date as buyer shall specify pursuant to notice given to the Company). The Company expects to render all these services during 2006.
12. Subsequent Events
On February 27, 2006, the Company entered into a purchase agreement with Aetna Life Insurance Company (Aetna) to sell its disability management services business. The sale closed on March 31, 2006 for $134,000,000 in cash plus $26,000,000 in escrow. Net of transaction costs, the Company realized a pre-tax gain of approximately $143,997,000 at March 31, 2006.
The following results from the disability management services business have been included in income (loss) from discontinued operations in the accompanying statements of income:

	2005	2004
	(In 000’s)
Revenue	$82,283	$62,421
Salaries and benefits	48,079	42,206
Consulting and professional fees	4,927	3,554
Occupancy	6,306	5,141
Insurance	1,177	2,415
Sales, general and administrative	17,085	7,608
Depreciation and amortization	3,844	1860

Income (loss) from discontinued operations	$865	$(363)

12. Subsequent Events (continued)
The following represents the assets and liabilities as of December 31, 2005 and 2004 that are aggregated as assets of discontinued operations and liabilities of discontinued operations in the accompanying consolidated balance sheets:

	2005	2004
	(In 000’s)
Accounts receivable, net	$5,244	$2,625
Accrued receivables	4,854	3,317
Prepaid	34	119
Property and equipment, net	606	—
Capitalized software development costs, net	4,015	—
Client Funds	4,680	—

Current assets of discontinued operations	$19,433	$6,061

Property and equipment, net	$—	$1,387
Capitalized software development costs, net	—	5,653
Client Funds	—	3,968

Non-current assets of discontinued operations	$—	$11,008

Accounts Payable and accrued expenses	$3,213	$2,815
Deferred revenues — current portion	4,865	33
Client escrow deposits	4,680	—

Current liabilities of discontinued operations	$12,758	$2,848

Deferred revenues — net of current portion	$—	$4,883
Client escrow deposits	—	3,968

Non-current liabilities of discontinued operations	$—	$8,851

Goodwill in the amount $3,104,000 was allocated and derecognized from the Company’s balance sheet in connection with the sale of the disability management services business.
As a result of the sale to Aetna, the Company entered into a temporary Transactions Services Agreement (TSA) with Aetna to provide certain administrative, accounting, billing, and other services to the disability management services business while Aetna completed the integration of this purchased business into its own operations. During 2006, the Company billed approximately $2.1 million to Aetna under this TSA.
In addition to purchasing the Company’s disability management services business, Aetna entered into a sublease agreement with the Company for an office building leased by the Company under an operating lease. This building is located in Plantation, Florida, adjacent to the Company’s

12. Subsequent Events (continued)
headquarters. The Company’s lease obligation on this office building extends through March 2014, and the associated minimum lease payments are included in the minimum lease obligations of the Company disclosed in Note 7, Leases.
Under the sublease arrangement between the Company and Aetna, Aetna is obligated to pay the Company minimum sublease payments as follows:

(000’s)
Year:
2006	$1,298
2007	1,750
2008	1,776
2009	1,803
2010	1,830
Thereafter through 2014	6,138

Total minimum sublease payments to be received	$14,595

When the current sublease agreement expires in March 2014, Aetna has the option to renew the sublease agreement through December 2021. Should Aetna elect to renew the sublease agreement through December 2021, additional sublease payments from Aetna to the Company would be approximately $14.3 million over the renewal period.
On October 31, 2006, Platinum sold all of the outstanding stock of the Company to Crawford & Company for $150,000,000 cash. Effective with the sale, the Company and its subsidiary became a wholly-owned subsidiary of Crawford & Company.
As part of the purchase agreement with Crawford & Company, Platinum retained certain assets, liabilities, rights, and obligations of the Company existing on October 31, 2006. Among those retained by Platinum are:
•	All amounts included in “Receivable from Platinum” on the Company’s consolidated balance sheet.

•	Rights to receive or pay future payments, amounts held in escrow, or purchase price adjustments related to the prior sales of the Company’s disability and risk/safety businesses or related to the Company’s prior purchases covered in the Lumberman’s purchase agreement, the Lindsey Morden purchase agreement, and the Workability purchase agreement.

•	All rights and obligations under the operating lease for the aircraft.